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                                                                   EXHIBIT 23(A)



[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                                                                  March 25, 1999


Board of Directors
Merrill Lynch Life Insurance Company
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:



We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectuses filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-33863) for certain modified guaranteed annuity contracts issued by Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,


                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By      /s/ KIMBERLY J. SMITH
                                            ------------------------------------
                                                     Kimberly J. Smith